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                                                                    Exhibit 99.1



             PENTON MEDIA ANNOUNCES NEW $40 MILLION CREDIT FACILITY

CLEVELAND, OH - August 15, 2003 - Penton Media, Inc. (OTCBB: PTON), a diversified business-to-business media company, today announced it has replaced its existing revolving senior credit facility with a new $40 million revolving senior credit facility.

The facility was arranged with Wells Fargo Foothill, Inc. Penton's availability under the facility is based on certain financial metrics.

Penton has immediate availability to the full amount of the facility, which matures in August 2007.

"This new facility provides Penton with greater financial flexibility and adds $20 million of liquidity, bringing our current availability under our credit facility to $40 million," said Thomas L. Kemp, chairman and chief executive officer.

Credit Suisse First Boston advised Penton in the placement of the new credit facility.

About Penton Media

Penton Media (www.penton.com) is a diversified business-to-business media company that produces market-focused magazines, trade shows and conferences, and online media. Penton's integrated media portfolio serves the following industries: aviation; design/engineering; electronics; food/retail; government/compliance; Internet/information technology; leisure/hospitality; manufacturing; mechanical systems/construction; natural products; and supply chain.

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